UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2013

_____________________________________________________________________________________________

Commission file number: 001-33615

Concho Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0818600

(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Concho Center
600 West Illinois Avenue
Midland, Texas	79701

(Address of principal executive offices)	(Zip code)

(432) 683-7443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2013, Concho Resources Inc. (the “Company”) entered into the Twelfth Amendment (the “Twelfth Amendment”) to its Amended and Restated Credit Agreement, dated as of July 31, 2008, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended (the “Amended and Restated Credit Agreement”).

Prior to the Twelfth Amendment, the Amended and Restated Credit Agreement required the Company to provide mortgages covering at least eighty percent of the value of the properties included in the Company’s reserve report utilized to determine the borrowing base.  In addition to other technical revisions, the Twelfth Amendment replaced the eighty percent mortgage coverage requirement with a requirement for the Company to provide mortgages covering properties included in the Company’s reserve report utilized to determine the borrowing base valued at a minimum of the product of 1.75 multiplied by the lesser of the borrowing base and the lenders’ aggregate commitments under the Amended and Restated Credit Agreement.

The Twelfth Amendment also reaffirms the Company’s current borrowing base of $3.0 billion and maintains the lenders’ aggregate commitments of $2.5 billion under the Amended and Restated Credit Agreement.

The foregoing description of the Twelfth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Twelfth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Twelfth Amendment is incorporated herein by reference.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On October 25, 2013, W. Howard Keenan, Jr. provided notice to Timothy A. Leach, Chairman of the Board, Chief Executive Officer and President of the Company, of Mr. Keenan’s resignation as a member of the Company’s Board of Directors (the “Board”) and all committees thereof, effective immediately. Mr. Keenan expressed no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Keenan has served on the Board since 2006.

After receipt of Mr. Keenan’s resignation, the Company conferred the honorary title of “Founding Director” on Mr. Keenan in recognition of his service and contributions to the Company. The Founding Director is not a member of the Company’s Board, is not entitled to attend, vote at and is not counted for purposes of determining whether a quorum exists at any meeting of the Board, and does not have any fiduciary duties to the Company or its stockholders.

Mr. Keenan will not receive any compensation as a Founding Director. The Company may terminate his status as a Founding Director at any time.

Item 9.01.      Financial Statements and Exhibits

(d)        Exhibits

10.1           Twelfth Amendment to Amended and Restated Credit Agreement, dated as of October 29, 2013, among Concho Resources Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

17.1           Resignation letter of W. Howard Keenan, Jr., dated October 25, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CONCHO RESOURCES INC.

Date:   October 29, 2013                    By:      /s/ Travis L. Counts

                                                            Name:  Travis L. Counts

Title:    Vice President and General Counsel

EXHIBIT INDEX

10.1     Twelfth Amendment to Amended and Restated Credit Agreement, dated as of October 29, 2013, among Concho Resources Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

17.1     Resignation letter of W. Howard Keenan, Jr., dated October 25, 2013.